EXHIBIT 10.1

Network-1 Security Solutions, Inc.
445 Park Avenue, Suite 1018
New York, N.Y.  10022

March 16, 2011

Corey M. Horowitz
c/o Network-1
445 Park Avenue, Suite 1018
New York, N.Y.  10022

Re:	Amendment to Employment Agreement

Dear Corey:

This letter shall serve to amend Secton 5b(ii) or your Employment Agreement, dated June 8, 2009, with Network-1 Security Solutions, Inc. (“Network-1”) so that all references in Section 5(b)(ii) to Additional Bonus Compensation and Royalty Bonus Compensation payable to you from patents other than the Remote Power Patent shall be amended from 12.5% to 10%.  In consideration of your agreement to reduce the aforementioned percentage the Board of Directors of Network-1 has authorized a payment of $250,000 to you.

Very truly yours, Network-1 Security Solutions, Inc. By: /s/ David Kahn David Kahn, Chief Financial Officer

Agreed and Accepted:

/s/ Corey M. Horowitz

Corey M. Horowitz